EXHIBIT 14.3

[Salles Sainz Grant Thornton Letterhead]

Salles, Sainz-Grant Thornton, S.C.
Periferico Sur 4348
Col. Jardines del Pedregal
04500, Mexico, D.F.

T +52 55 5424 6500 ext 1144
F +52 55 5424 6501
ravalos@ssgt.com.mx

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement Form F-3 (No. 333-111019, 333-119998, 333-126257, 333-143399) and related Prospectus and on Form S-8 (No. 333-118897, 333-113420, 333-141306, 333-139717) pertaining to the Employees’ Stock Option Plan of Pointer Telocation Ltd., and to the incorporation by reference of our report dated January 25, 2008, with respect to the financial statements of Pointer Recuperación de México, S.A de C.V, included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ SALLES, SAINZ-GRANT THORNTON, S.C.
By: Rogelio Avalos, CPA - Partner

Mexico City, Mexico
March 29, 2009